UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AMBIENT WATER CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	20-4047619
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.

7721 East Trent Avenue, Spokane Valley, WA 99212

(Address of Principal Executive Offices) (Zip Code)

 (Address and telephone number of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange of which each class is to be registered
Not Applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.  [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.  [X]

Securities Act registration statement file number to which this form relates: SEC File Number:  333-146052

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.001

(Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

Common Stock

Ambient Water Corporation's registers its authorized common stock capital comprised of  500,000,000 shares, par value $0.001 per share.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from legally available funds.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder's share value.

Item 2.  Exhibits

Exhibit Number	Description of Exhibit	Location of Exhibit
2.1	Form of Share Exchange Agreement between AWG International Water Corporation and AWG International, Inc.	8-K filed July 16, 2012
2.2	Share Exchange Agreement between MIP Solutions, Inc. and AWG International, Inc. dated June 7, 2010	8-K filed June 10, 2010
3.1	Articles of Incorporation of MIP Solutions, Inc. now known as AWG International Water Corporation	SB-2 filed April 5, 2007
3.2	Articles of Amendment of MIP Solutions, Inc. dated June 12, 2012	8-K filed June 13, 2012
3.3	Articles of Incorporation of AWG International, Inc.	8-K filed July 16, 2012
3.4	Bylaws of AWG International, Inc.	8-K filed July 16, 2012
3.5	Bylaws MIP Solutions, Inc., now known as AWG International Water Corporation	SB-2 filed April 5, 2007
10.1	License Agreement with Johns Hopkins University Laboratory	SB-2 filed April 5, 2007
10.2	MIP Solutions, Inc. 2008 Stock Plan	8-K filed September 17, 2008
10.3	Mutual Termination Agreement dated July 25, 2010 between MIP Solutions, Inc. and Johns Hopkins University	8-K filed August 13, 2010
10.4	Promissory Note evidencing $150,000 with Coghlan Family Corporation dated September 29, 2011	10-K filed May 10, 2012
10.5	Warrant Agreement with Coghlan Family Corporation dated September 29, 2011	10-K filed May 10, 2012
10.6	Security Agreement with Coghlan Family Corporation dated September 29, 2011	10-K filed May 10, 2012
10.7	Promissory Note evidencing $583.42 with Coghlan Family Corporation dated September 29, 2011	10-K filed May 10, 2012
10.8	Form of Warrant Agreement associated with Unit Equity Offering pursuant to Regulation D Rule 506	10-K filed May 10, 2012
10.9	Financial Advisory Agreement with Frontier Mutual, LLC dated January 12, 2012	10-K filed May 10, 2012
10.10	Financial Advisory Agreement with 7721 E. Trent Ave, LLC dated October 1, 2011	10-K filed May 10, 2012
10.11	Financial Advisory Agreement with G. Wesley Sodorff dated October 18, 2010	10-K filed May 10, 2012
10.12	Promissory Note evidencing AWG Intl obligation to pay $25,000 dated September 29, 2011	10-K filed May 10, 2012
10.13	Promissory Note evidencing AWG Intl obligation to pay $583.42 dated September 29, 2011	10-K filed May 10, 2012
10.14	Promissory Note evidencing AWG Intl obligation to pay $150,000 dated September 29, 2011	10-K filed May 10, 2012
10.15	Promissory Note evidencing AWG Intl obligation to pay $77,935.32 dated December 31, 2011	10-K filed May 10, 2012
10.16	Promissory Note evidencing AWG Intl obligation to pay $66,522.28 dated September 29, 2011	10-K filed May 10, 2012
10.17	Amended and Restated September 29, 2011 Promissory Notes totaling $242,105.70 dated March 28, 2012	10-K filed May 10, 2012
10.18	Amended and Restated December 31, 2011 Promissory Note totaling $77,935 dated March 28, 2012	10-K filed May 10, 2012
10.19	2012 Stock Option Plan	8-K filed July 16, 2012
10.20	Mitchell Stock Option Agreement	8-K filed July 16, 2012
10.21	Stockdale Stock Option Agreement	8-K filed July 16, 2012
10.22	Termination of Security Agreement	8-K filed July 16, 2012
10.23	License Agreement Everest Water to CanAmera Management dated April 13, 2010	8-K/A filed September 18, 2012
10.24	License Agreement CanAmera Mgmt to AWG International dated April 13, 2010	8-K/A filed September 18, 2012
10.25	G2 Patent Assignment from K. White to AWG International dated February 14, 2012	8-K/A filed September 18, 2012
10.26	G3 Patent Application Assignment from K. White to AWG International dated November 19, 2010	8-K/A filed September 18, 2012
10.27	G4/G5 Patent Application Assignment from K. White to AWG International dated April 19, 2012	8-K/A filed September 18, 2012
10.28	G2 Declaration of Assignment Everest to AWG dated February 17, 2012	8-K filed November 20, 2012
10.29	G2 Assignment from AWG to Keith White and Rae Anderson dated February 17, 2012	8-K filed November 20, 2012
10.30	Amended Coghlan Family Corporation Promissory Note titled Memorandum of Understanding dated August 1, 2012	8-K filed November 20, 2012
10.31	Form of Private Label Agreement	8-K filed November 20, 2012
10.32	Declaration of Assignment to Everest Water, Ltd. to AWG dated February 14, 2013	8-K filed February 19, 2013
10.32	Patent Assignment AWG to Inventors dated February 14, 2013	8-K filed February 19, 2013
10.33	Patent Assignment Keith White to AWG dated February 14, 2013	8-K filed February 19, 2013
10.34	Consulting Agreement with Frontier Mutual, LLC dated February 5, 2013	8-K filed February 8, 2013
10.35	Memorandum of Understanding Coghlan Family Corporation Promissory Note dated February 1, 2013	10-K filed April 11, 2013
14	Code of Ethics	10-K filed May 10, 2012
21	Subsidiaries of the registrant	8-K filed July 16, 2012

Signatures

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Ambient Water Corporation

/s/ Keith White

_____________________________

By:  Keith White

Title:  Chief Executive Officer

Date:  March 26, 2015